UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐    Preliminary Proxy Statement

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☐    Definitive Proxy Statement

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☐    Soliciting Material under §240.14a-12

HERBALIFE NUTRITION LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Herbalife Nutrition Ltd.

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2023

On March 14, 2023, Herbalife Nutrition Ltd. (the “Company”) made available to shareholders and filed with the Securities and Exchange Commission (the “SEC”) its Notice of Annual General Meeting of Shareholders and Proxy Statement relating to the Company’s 2023 Annual General Meeting of Shareholders, to be held on Wednesday, April 26, 2023, or any adjournment or postponement thereof (the “Annual General Meeting”). This Supplement to the Proxy Statement is being made available to shareholders to update the information set forth in the Proxy Statement in Part 1, “Our annual general meeting of shareholders”, regarding the effect of the “broker non-vote” rules to Proposal 4: Approve, as a special resolution, the name change of the Company from “Herbalife Nutrition Ltd.” to “Herbalife Ltd.” (the “Name Change Proposal”). This Supplement is first being made available to shareholders on or about March 27, 2023.

This Supplement does not modify or supplement any proposal to be presented for consideration at the Annual General Meeting nor does it amend, revise or otherwise update any disclosure or other information set forth in the Proxy Statement other than as expressly set forth herein. This Supplement should be read in conjunction with the Proxy Statement, as each contains information that is important to your decisions in voting at the Annual General Meeting.

Voting

The Proxy Statement indicated that, absent specific instructions from a client, a broker or nominee would not have the discretion to vote Common Shares held in “street name” by a client on the Name Change Proposal. Subsequent to filing the Proxy Statement with the SEC, the Company has been advised by the New York Stock Exchange (the “NYSE”) that the NYSE considers the Name Change Proposal to be a “routine” matter and, therefore, a broker or nominee who has not received voting instructions from its clients with respect to the Name Change Proposal will have the discretion to vote such uninstructed Common Shares on the Name Change Proposal. Accordingly, the Company is hereby updating the information in the Proxy Statement to clarify that, in addition to Proposal 6: Ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023, brokers will be permitted to exercise their discretion to vote uninstructed Common Shares on the Name Change Proposal.

Votes required for proposals and Board recommendations

The following table updates the information originally set forth in the Proxy Statement in the “Effect of Broker Non-Votes” column for the Name Change Proposal. No other information, including the Board’s recommendation on how to vote on the Name Change Proposal, the votes required to adopt the proposal and the effect of abstentions, has been changed.

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

Item 4: Approve, as a special resolution, the name change of the Company from “Herbalife Nutrition Ltd.” to “Herbalife Ltd.”	For, Against or Abstain	FOR	66.67% of the shares represented in person or by proxy and entitled to vote and which do vote	No effect	Brokers have discretion to vote